UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549



                              FORM 8K


                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 5, 2013

                      OAKRIDGE HOLDINGS, INC.
         (Exact name of registrant as specified in its charter)


   Minnesota	               0-1937	             41-0843268
(State or other      (Commission File Number)       (IRS Employer
jurisdiction                                     Identification No.)
of incorporation)


400 WEST ONTARIO STREET, CHICAGO, ILLINOIS              60654
(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code   (312) 505-9267

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 4.01.  Changes in Registrant's Certifying Accountant.

    On July 1, 2013, the practice of Moquist Thorvilson Kauffmann LLC ("MTK"), which was engaged as the independent registered public accounting firm of Oakridge Holdings, Inc. (the "Company") was combined with BDO USA, LLP ("BDO") and the professional staff and partners of MTK joined BDO either as employees or partners of BDO. As a result of this transaction, MTK resigned as the Company's independent registered public accounting firm on August 5, 2013.
On August 6, 2013, following the resignation of MTK, the Company, through and with the approval of its Audit Committee, appointed BDO as its independent registered public accounting firm.

    MTK's reports on the Company's consolidated financial statements for the years ended June 30, 2012 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    During the Company's two most recent fiscal years and the subsequent interim period preceding MTK's resignation, there were: (i) no "disagreements" (within the meaning of Item 304(a) of Regulation S-K) with MTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MTK, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company; and (ii) except as noted below, no "reportable events" (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

    In connection with its audit of the Company's financial statements for the years ended June 30, 2012 and 2011, MTK reported the existence of material weaknesses in the Company's internal control over financial reporting to the Audit Committee of the Company. More specifically, the material weaknesses relate to the following:

- Due to the limited number of Company personnel, a lack of segregation of duties exists. An essential part of internal control is for certain procedures to be properly segregated and the results of their performance be adequately reviewed. This is normally accomplished by assigning duties so that no one person handles a transaction from beginning to end and incompatible duties between functions are not handled by the same person. Management plans to explore implementing cost-effective measures to establish a more formal review process in an effort to reduce the risk of fraud and financial misstatements.

- Due to weaknesses in the Company's financial reporting controls specifically relating to inventory at the Aviation Ground Support Equipment segment, management believes there is more than a remote likelihood that a material misstatement of annual or interim financial statements would not be prevented or detected. Management plans to explore implementing cost-effective measures to improve its inventory reporting system in an effort to reduce the risk of a material misstatement of the financial statements.

    These material weaknesses have not been corrected.

    The Company has provided MTK with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission ("SEC") and requested MTK to furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of MTK's letter dated
August 7, 2013 is attached as Exhibit 16.1 to this Form 8-K.

    During the Company's two most recent fiscal years and the subsequent interim period preceding BDO's engagement, neither the Company nor anyone on its behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a "disagreement" or "reportable event" (within the meaning of Item 304(a) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).

    In approving the selection of BDO as the Company's independent registered public accounting firm, the Audit Committee considered all relevant factors, including that no non-audit services were previously provided by BDO to the Company.

Item 9.01.  Financial Statements and Exhibits.

      (d)   Exhibit.

            16.1   Letter from Moquist Thorvilson Kauffmann LLC.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    OAKRIDGE HOLDINGS, INC.


Date:  August 8, 2013                /s/ Robert C. Harvey
                                    Robert C. Harvey
                                    President, Chief Executive Officer,
                                    Chief Financial Officer and
                                    Chairman of the Board of Directors







EXHIBIT INDEX


                             EXHIBIT INDEX

Exhibit                      Description                    Method of Filing

16.1      Letter from Moquist Thorvilson Kauffmann LLC      Filed Electonically